Exhibit 3.1(a)
AMENDED AND RESTATED
BYLAWS
OF
EURONET WORLDWIDE, INC.
(the “Corporation”)
(As adopted on February 27, 2008)
ARTICLE I
OFFICES
     The Corporation may have such office(s) at such place(s), both within and outside the State of Delaware, as the Board of Directors from time to time determines or as the business of the Corporation from time to time requires.
ARTICLE II
MEETINGS OF THE STOCKHOLDERS
Section 1. ANNUAL MEETINGS.
     (a) Annual meetings of the stockholders shall be held on the 30th day of April, if not a legal holiday, or, if a legal holiday, then on the next business day following, or at such other date and time and at such place (within or outside the State of Delaware) as is designated from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that an annual meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law. At each annual meeting the stockholders shall elect directors as provided in Section 1 of Article III and shall transact only such other business as is properly brought before the meeting in accordance with these ~~bylaws~~Bylaws.

     (b) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in paragraphs (c) and (d) of this Section 1 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.
     (c) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (ii) of paragraph (b) of this Section 1, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days prior to the first anniversary of the date of the Corporation’s definitive proxy statement with respect to the preceding year’s annual meeting (the “Proxy Date”); provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not later than the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.
     (d) Notwithstanding anything in the second sentence of paragraph (c) of this Section 1 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ~~eighty~~one-hundred (~~80~~100) days prior to the Proxy Date, a stockholder’s notice required by paragraph (c) of this Section 1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
     (e) Only persons who are nominated in accordance with the procedures set forth in this Section 1 shall be eligible to serve as directors and only such business shall be conducted at ~~a~~an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.

     (f) Except as otherwise provided by law, the Certificate of Incorporation or this Section 1, the ~~chairman~~chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1 and, if any proposed nomination or business is not in compliance with this Section 1, to declare that such defective proposal or nomination shall be disregarded.
     (g) For purposes of this Section 1, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
     (h) Notwithstanding the foregoing provisions of this Section 1, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1. Nothing in this Section 1 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series or class of preferred stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances ~~or to consent to specific actions taken by the Corporation~~.
Section 2. SPECIAL MEETINGS.
     Unless otherwise prescribed by law, the Certificate of Incorporation or these Bylaws, special meetings of the stockholders for any purpose or purposes may only be called by the President or Secretary upon the written request of a majority of the total number of directors of the Corporation. The Board of Directors may, in its sole discretion, determine that a special meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.
Section 3. NOTICES OF ANNUAL AND SPECIAL MEETINGS.
     (a) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, written notice of any annual or special meeting of the stockholders shall state the place, if any, date and time thereof, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and to vote at the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the meeting. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission, including by electronic mail, in the manner provided in and to the extent permitted by Section 232 of the Delaware General Corporation Law.
     (b) Notice of any meeting of stockholders (whether annual or special) to act upon an amendment of the Certificate of Incorporation, a reduction of stated capital or a plan of merger, consolidation or sale of all or substantially all of the Corporation’s assets shall be given to each stockholder of record entitled to vote at such meeting not less than twenty (20) nor more than sixty (60) days before the date of such meeting. Any such notice shall be accompanied by a copy of the proposed amendment or plan of reduction, merger, consolidation or sale.
Section 4. RECORD DATE.
     (a) In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution, or allotment of any rights, or (iii) to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors, in advance, may fix a date as the record date for any such determination, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to the date of any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting taken pursuant to Section ~~6~~7 of Article II; provided, however, that the Board of Directors, in its discretion, may fix a new record date for the adjourned meeting.
     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting as provided in Section ~~8~~9 of Article II, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in

Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office in Delaware shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
     In the event of the delivery, in accordance with applicable law, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation may engage independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, in the event such inspectors are appointed, no action by written consent without a meeting shall be effective until such date as such appointed independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with applicable law and not revoked represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 4(b) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after any certification by any independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 5. LIST OF STOCKHOLDERS.
     At least ten (10) days (but not more than sixty (60) days) before any meeting of the stockholders, the officer or transfer agent in charge of the stock transfer books of the Corporation shall prepare and make a complete alphabetical list of the stockholders entitled to vote at such meeting, which list shows the address of each stockholder (but not the electronic mail address or other electronic contact information, unless the Secretary of the Corporation so directs) and the number of shares registered in the name of each stockholder. The list so prepared ~~shall be maintained at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and~~ shall be open to inspection by any stockholder, for any purpose germane to the meeting, during ~~ordinary business hours during~~ a period of no less than ten (10) days prior to the meeting~~. The~~ (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the Corporation’s principal place of business. If the meeting is to be held at a place, then the list also shall be produced and kept open at the meeting (during the entire duration thereof) and, except as otherwise provided by law, may be inspected by any stockholder ~~or proxy of a stockholder~~ who is present in person at such meeting. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder of the Corporation during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting.
Section 6. PRESIDING OFFICERS; ORDER OF BUSINESS.
     (a) Meetings of the stockholders shall be presided over by the Chief Executive Officer, or, if the Chief Executive Officer is not present, by the President, or, if the President is not present, by a Vice President, if any, or, if a Vice President is not present, by such person who is chosen by the Board of Directors, or, if none, by a chairperson to be chosen at the meeting by stockholders present in person or by proxy who own a majority of the shares of capital stock of the Corporation entitled to vote and represented at such meeting. The secretary of meetings shall be the Secretary of the Corporation, or, if the Secretary is not present, an Assistant Secretary, if any, or, if an Assistant Secretary is not present, such person as may be chosen by the Board of Directors, or, if none, by such person who is chosen by the chairperson at the meeting.
     (b) The following order of Business, unless otherwise ordered at the meeting by the chairperson thereof, shall be observed as far as practicable and consistent with the purposes of the meeting:
(1)	Call of the meeting to order.

(2)	Presentation of proof of mailing or electronic transmission of notice of the meeting and, if the meeting is a special meeting, the call thereof.

(3)	Presentation of proxies.

(4)	Determination and announcement that a quorum is present.

(5)	Reading and approval (or waiver thereof) of the minutes of the previous meeting.

(6)	Reports, if any, of officers.

(7)	Election of directors, if the meeting is an annual meeting or a meeting called for such purpose.

(8)	Consideration of the specific purpose or purposes for which the meeting has been called (other than the election of directors).

(9)	Transaction of such other business as may properly come before the meeting.

(10)	Adjournment.

Section 7. QUORUM; ADJOURNMENTS.
     (a) The holders of one-third of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at any given meeting present in person or by proxy shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the stockholders, except as otherwise provided by law or by the Certificate of Incorporation.
     (b) If a quorum is not present in person or by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time ~~and place thereof~~, place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, until a quorum is present in person or by proxy.
     (c) Even if a quorum is present in person or by proxy at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or by proxy shall have the power to adjourn the meeting from time to time for good cause, without notice of the adjourned meeting if the time  ~~and place thereof~~, place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken~~, until a date which is not more than thirty (30) days after the date of the original meeting~~.
     (d) Any business which might have been transacted at a meeting as originally called may be transacted at any meeting held after adjournment as provided in this Section ~~6~~7 at which reconvened meeting a quorum is present in person or by proxy. Anything in paragraph (b) of this Section ~~6~~7 to the contrary notwithstanding, if an adjournment is for more than thirty (30)

days, or if after an adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.
Section 8. VOTING.
     (a) At any meeting of stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder of record shall be entitled to one vote (on each matter submitted to a vote) for each share of capital stock registered in his, her or its name on the books of the Corporation.
     (b) Except as otherwise provided by law or by the Certificate of Incorporation, all matters other than the election of directors shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such matters.
     (c) Except as otherwise provided by law or by the Certificate of Incorporation, each director to be elected by the stockholders must receive a majority of the votes cast with respect to the election of that director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected in a contested election, the directors will be elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this section, (i) a “majority of votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes cast as “withheld” with respect to that director’s election, and (ii) a “contested election” means that the number of persons properly nominated to serve as directors of the Corporation exceeds the number of directors to be elected.
      (d) If a nominee for director who is an incumbent director is not elected and no successor has been elected at the same meeting, the director must submit to the Board of Directors promptly after the certification of the election results a letter offering to resign from the

Board of Directors (a “Resignation Offer”). The Nominating & Corporate Governance Committee will consider the Resignation Offer and will make a recommendation to the Board of Directors whether to accept the Resignation Offer, reject the Resignation Offer or take other action. The Board of Directors, taking into account the Nominating & Corporate Governance Committee’s recommendation, will act on each Resignation Offer within 90 days from the date of the certification of the election results and will disclose promptly in a Form 8-K filed with the Securities and Exchange Commission its decision and the rationale for the decision. A director who submitted a Resignation Offer may not participate in the Nominating & Corporate Governance Committee or Board of Directors deliberations and determination whether or not to accept the Resignation Offer. If a majority of the members of the Nominating & Corporate Governance Committee submit Resignation Offers as a result of the same election, then the Board of Directors will appoint a committee from of one or more independent directors not submitting Resignation Offers to consider the Resignation Offers and make recommendations to the Board of Directors in place of the Nominating & Corporate Governance Committee. If all of the Corporation’s independent directors submit Resignation Offers in connection with the same election, then the full Board of Directors, without receiving the recommendation of a committee of independent directors, will consider and act upon each director’s Resignation Offer, excluding from the deliberations and determination in each case the director whose Resignation Offer is being considered. If the Board of Directors does not accept a director’s Resignation Offer, that director will continue to serve until the next election of the class for which such director shall have been chosen and until his or her successor is duly elected, or his or her earlier resignation or removal. If the Board of Directors accepts a director’s Resignation Offer pursuant to this Section, or if a new nominee for director is not elected pursuant to this Section, then the Board of

Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 2 of this Article III or may decrease the size of the Board of Directors pursuant to the provisions of the Certificate of Incorporation.
Section 9. ACTION BY CONSENT.
     ~~Any~~Except as otherwise provided by law or the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office in Delaware shall be by hand or by certified or registered mail, return receipt requested. All written consents shall be filed with the minutes of the meetings of the stockholders.
ARTICLE III
DIRECTORS
Section 1. GENERAL POWERS; NUMBER; TENURE.
     The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all powers of the Corporation and perform or authorize the performance of all lawful acts and things which are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or performed by the stockholders. The number of directors of the Corporation shall be as provided by the Certificate of Incorporation. The directors shall be elected at the annual meeting of the stockholders (except as otherwise provided in Section 2 of this Article III). The directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. Directors need not be stockholders nor residents of the State of Delaware.
Section 2. VACANCIES.
     Vacancies and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, although less than a quorum, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective~~, and each~~. Each director so chosen as provided in this Section 2 shall hold office until the next ~~annual meeting of the stockholders~~election of the class for which such director shall have been chosen or until his or her successor has been elected and has qualified.

Section 3. ~~REMOVAL;~~ RESIGNATION.
     ~~(a) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at any meeting of the stockholders called expressly for such purpose any director may be removed, with or without cause, by a vote of stockholders holding a majority of the shares issued and outstanding and entitled to vote at an election of directors.~~
     ~~(b)~~  Any director may resign at any time by giving ~~written~~ notice in writing or by electronic transmission to the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer, the President, or the Secretary of the Corporation. Unless otherwise specified in such ~~written~~ notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. A resignation need not be accepted in order for it to be effective.
Section 4. PLACE OF MEETINGS.
     The Board of Directors may hold both regular and special meetings either within or outside the State of Delaware, at such place as the Board from time to time deems advisable.
Section 5. ANNUAL MEETING.
     The annual meeting of each newly elected Board of Directors shall be held as soon as is practicable (but in no event more than ten (10) days) following the annual meeting of the stockholders, and no notice to the newly elected directors of such meeting shall be necessary for such meeting to be lawful, provided a quorum is present thereat.
Section 6. REGULAR MEETINGS.
     Additional regular meetings of the Board of Directors may be held without notice, at such time and place as from time to time may be determined by the Board of Directors.

Section 7. SPECIAL MEETINGS.
     ~~Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or by the President or by any two (2) directors upon two (2) days’ notice to each director if such notice is delivered personally or sent by telegram, or upon five (5) days’ notice if sent by mail.~~
     Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or by the Chief Executive Officer or by the President or by any two (2) directors. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting. Notice of each special meeting shall be given to each director by: (a) mailing at least five days before the meeting notice to such director by first class mail, postage prepaid, to such director’s residence or usual place of business, (b) sending notice at least two business days before the meeting by overnight delivery service utilizing an overnight courier of national reputation to such director’s residence or usual place of business, (c) sending notice at least twenty-four hours before the meeting by telecopy, facsimile transmission, electronic mail or other means of electronic transmission to the address, number, email account or other reference supplied by such director for the purpose of receiving such communications, or (d) delivering notice personally or by telephone at least twenty-four hours before the meeting; except that in the case of exigency, the Chairman of the Board or Chief Executive Officer may prescribe a shorter period for notice. Notice of a special meeting shall be deemed to have been given to a director if mailed, sent or delivered in accordance with the immediately preceding sentence. The notice shall state the date, time and place, if any, of the meeting but need not state the purpose thereof, except as otherwise expressly provided by applicable law, the Certificate of Incorporation or these Bylaws.

Section 8. QUORUM; ADJOURNMENTS.
     A majority of the number of directors then in office (but not less than one-third of the total number of the directors) shall constitute a quorum for the transaction of business at each and every meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may otherwise specifically be provided by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.
Section 9. COMPENSATION.
     Directors shall be entitled to such compensation for their services as directors as from time to time may be fixed by the Board of Directors and in any event shall be entitled to reimbursement of all reasonable expenses incurred by them in attending directors’ meetings. Any director may waive compensation for any meeting. No director who receives compensation as a director shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.
Section 10. ACTION BY CONSENT.
     Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting ~~and without prior notice if a written consent in lieu of such meeting which sets forth the action so taken is signed either before or after such action by all directors. All written consents shall be~~if all members consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of ~~the Board’s~~ proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 11. MEETINGS BY TELEPHONE OR SIMILAR COMMUNICATIONS.
     ~~The~~Members of the Board of Directors may participate in meetings by means of conference telephone or similar communications equipment, whereby all directors participating in the meeting can hear each other ~~at the same time~~, and participation in any such meeting shall constitute presence in person by such director at such meeting.  ~~A written record shall be made of all actions taken at any meeting conducted by means of a conference telephone or similar communications equipment.~~
ARTICLE IV
COMMITTEES
Section 1. COMMITTEES.
     (a) The Board of Directors, by resolution duly adopted by a majority of directors at a meeting at which a quorum is present, may appoint such committee or committees as it shall deem advisable and with such limited authority as the Board of Directors shall from time to time determine.
     (b) The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or discharge any committee.
     (c) Members of any committee shall be entitled to such compensation for their services as such as from time to time may be fixed by the Board of Directors and in any event shall be entitled to reimbursement of all reasonable expenses incurred in attending committee meetings. Any member of a committee may waive compensation for any meeting. No committee member who receives compensation as a member of any one or more committees shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.
     (d) Unless prohibited by law, the provisions of Section 7 (“Special Meetings”), Section 8 (“Quorum; Adjournments”), Section 10 (“Action by Consent”) and Section 11 (“Meetings by Telephone or Similar Communications”) of Article III shall apply to all committees from time to time created by the Board of Directors, with such changes in the context of those Bylaws as are necessary to substitute each committee and its members for the Board of Directors and its members.
ARTICLE V
OFFICERS
Section 1. POSITIONS.
     The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a President, a Secretary and a Treasurer. The Board of Directors also may choose a Chairman of the Board, Chief Executive Officer, one or more Vice Presidents, Assistant Secretaries and/or Assistant Treasurers and such other officers and/or agents as the Board from time to time deems necessary or appropriate. The Board of Directors may delegate to the Chief Executive Officer and/or the President of the Corporation the authority to appoint any officer or agent of the Corporation and to fill a vacancy other than the Chief Executive Officer, President, Secretary or Treasurer. The election or appointment of any officer of the Corporation in itself shall not create contract rights for any such officer. All officers of the Corporation shall exercise such powers and perform such duties as from time to time shall be determined by the Board of Directors, provided that the Board of Directors may delegate to the Chief Executive Officer or the President of the Corporation the authority to prescribe the powers and duties of any officer or agent of the Corporation other than the Chief Executive Officer, President, Secretary or

Treasurer. Unless otherwise provided in the Certificate of Incorporation, any number of offices may be held by the same person.
Section 2. TERM OF OFFICE; REMOVAL.
     Each officer of the Corporation shall hold office at the pleasure of the Board and any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office, provided that any officer appointed by the Chief Executive Officer or the President pursuant to authority delegated to the Chief Executive Officer or the President by the Board of Directors may also be removed, with or without cause, at any time whenever the Chief Executive Officer or the President, as the case may be, in his or her absolute discretion shall consider that the best interests of the Corporation shall be served by such removal. Removal of an officer by the Board, by the Chief Executive Officer or by the President, as the case may be, shall not prejudice the contract rights, if any, of the person so removed. Vacancies (however caused) in any office may be filled for the unexpired portion of the term by the Board of Directors (or by the Chief Executive Officer or the President in the case of a vacancy occurring in an Office to which the Chief Executive Officer or the President has been delegated the authority to make appointments).
Section 3. COMPENSATION.
     The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he also receives from the Corporation compensation in any other capacity.
Section 4. CHAIRMAN OF THE BOARD.
     The Chairman of the Board, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as from time to time may be assigned to him or her by the

Board. The Chairman of the Board, if present, shall preside at all meetings of the ~~stockholders and all meetings of the~~  Board of Directors.
Section 5. ~~PRESIDENT.~~ CHIEF EXECUTIVE OFFICER.
      ~~The President shall be the chief executive officer of the Corporation and, subject to the direction~~ Subject to the control of the Board of Directors~~, shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, the President shall perform all duties incident to the office of President of a stock corporation~~  and any supervisory powers the Board of Directors may give to the Chairman of the Board, the Chief Executive Officer shall have general supervision, direction, and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall perform all duties incidental to this office that may be required by law and all such other duties as are properly required of this office by the Board of Directors or assigned to him or her by these Bylaws. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors. Unless otherwise prescribed by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations or other entities in which the Corporation may hold securities. At any such meeting the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses and has the power to exercise. The Board of Directors from time to time may confer like powers upon any other person or persons.

Section 6. PRESIDENT.
     Subject to the control of the Board of Directors and any supervisory powers the Board of Directors may give to the Chairman of the Board and the Chief Executive Officer, the President shall be the chief operating officer of the Corporation and shall perform all duties incidental to this office that may be required by law and all such other duties as are properly required of this office by the Board of Directors or assigned to him or her by these Bylaws. Unless otherwise determined by the Board of Directors, at the request of the Chief Executive Officer, or in the event of a vacancy or in the event of his or her inability or refusal to act, the President will perform the duties of the Chief Executive Officer, and when so acting, will have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations or other entities in which the Corporation may hold securities. At any such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses and has the power to exercise. The Board of Directors from time to time may confer like powers upon any other person or persons.
Section 7. ~~Section 6.~~ VICE PRESIDENTS.
     In the absence or disability of the President, the Vice President, if any (or in the event there is more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall perform the duties and exercise the powers of the President. The Vice President(s), if any, also generally shall assist the President and shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

Section 8. ~~Section 7.~~ SECRETARY.
     The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall record all votes and the proceedings of all meetings in a book to be kept for such purposes. The Secretary also shall perform like duties for the Executive Committee or other committees, if required by any such committee. The Secretary shall give (or cause to be given) notice of all meetings of the stockholders and all special meetings of the Board of Directors and shall perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer or the President. The Secretary shall have custody of the seal of the Corporation, shall have authority (as shall any Assistant Secretary) to affix the same to any instrument requiring it, and to attest the seal by his or her signature. The Board of Directors may give general authority to officers other than the Secretary or any Assistant Secretary to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.
Section 9. ~~Section 8.~~  ASSISTANT SECRETARY.
     The Assistant Secretary, if any (or in the event there is more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Secretary(ies), if any, shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.
Section 10. ~~Section 9.~~ TREASURER.
     The Treasurer shall have the custody of the corporate funds, securities, other similar valuable effects, and evidences of indebtedness, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as from time to time may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation in such manner as may be ordered by the Board of Directors from time to time and shall render to the Chairman of the Board, the Chief Executive Officer, the President and the Board of Directors, at regular meetings of the Board or whenever any of them may so require, an account of all transactions and of the financial condition of the, Corporation.
Section 11. ~~Section 10.~~  ASSISTANT TREASURER.
     The Assistant Treasurer, if any (or in the event there is more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer. The Assistant Treasurer(s), if any, shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.
ARTICLE VI
NOTICES
Section 1. FORM; DELIVERY.
     ~~Any~~Whenever written notice is required ~~or permitted~~by law, the Certificate of Incorporation or these Bylaws to be given to any director, ~~officer,~~member of a committee or stockholder ~~or committee member~~, and no provision is made as to how such notice shall be given in ~~writing, either personally, by facsimile or by first-class mail with postage prepaid, in either case addressed to the recipient at his or her address and/or facsimile telephone number~~the Certificate of Incorporation or these Bylaws, such notice may be given (i) personally, (ii) by mailing a copy of such notice, postage prepaid, directly to such director, member of a committee or stockholder to his or her address as it appears in the records of the Corporation or (iii) by transmitting such notice thereof to him or her, in the case of notice to stockholders to the extent permissible under Section 232 of the Delaware General Corporation Law, by facsimile or other electronic transmission to the number or electronic mail address specified in the records of the Corporation.  ~~Personally~~ For purposes of this Section, personally delivered notices shall be deemed to be given at the time they are delivered at the address of the named recipient as it appears in the records of the Corporation, ~~and~~ mailed notices shall be deemed to be given at the time they are deposited in the United States mail~~. Notice to a director also may be given by telegram sent to his address as it appears on the records of the Corporation~~ and notices by facsimile or other electronic transmission shall be deemed to be given at the time they are delivered ~~at such address.~~to the address, number, email account or other reference supplied by the recipient for the purpose of receiving such communications.
Section 2. WAIVER; EFFECT OF ATTENDANCE.
     Whenever any notice is required to be given by law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be the equivalent of the giving of such notice. In addition, any stockholder who attends a meeting of stockholders in person, or who is represented at such meeting by a proxy, or any director or committee member who attends a meeting of the Board of Directors or a committee thereof shall be deemed to have had timely and proper notice of the meeting, unless such stockholder (or his or her proxy) or director or committee member attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

ARTICLE VII
INDEMNIFICATION AND EXCULPATION;
TRANSACTIONS WITH AFFILIATED PERSONS
Section 1. INDEMNIFICATION AND EXCULPATION.
     Reference is hereby made to Section 145 of the General Corporation Law of the State of Delaware (or any successor provision thereto). The Corporation shall indemnify each person who ~~may be indemnified~~was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was a director or an officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (the “Indemnitees”) ~~pursuant to such section~~, to the full extent permitted thereby. In each and every situation where the Corporation may do so under such section, the Corporation hereby obligates itself to so indemnify the Indemnitees, and in each case, if any, where the Corporation must make certain investigations on a case-by-case basis prior to indemnification, the Corporation hereby obligates itself to pursue such investigation diligently, it being the specific intention of these Bylaws to obligate the Corporation to indemnify each ~~person whom it may indemnify~~Indemnitee to the fullest extent permitted by law at any time and from time to time. ~~To the extent not prohibited by Section 145 of the General Corporation Law of the State of Delaware (or any other provision of the General Corporation Law of the State of Delaware), the Indemnitees shall not be liable to the Corporation except for their own individual willful misconduct or actions taken in bad faith. Expenses incurred by an officer or director~~Expenses incurred by an Indemnitee in defending any action, suit or proceeding shall be paid by the

Corporation in advance of the final disposition of such action, suit or proceeding to the fullest extent permitted by subsection (e) of Section 145. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent permitted by law. The rights conferred upon Indemnitees in this Section 1 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. No amendment, alteration, addition, change or repeal of this Section 1 or of any other provisions of the Certificate of Incorporation or these Bylaws shall in any way impair or reduce the rights to indemnification or advancement of expenses provided by this Section 1 to any Indemnitee with respect to any acts or omissions of such Indemnitee or transactions or facts occurring prior to the time of such amendment, alteration, addition, change or repeal.
Section 2. COMMON OR INTERESTED OFFICERS AND DIRECTORS.
     The officers and directors shall exercise their powers and duties in good faith and with a view to the best interests of the Corporation. No contract or other transaction between the Corporation and one or more of its officers or directors, or between the Corporation and any corporation, firm, association or other entity in which one or more of the officers or directors of the Corporation are officers or directors, or are pecuniarily or otherwise interested, shall be either void or voidable because of such common directorate, officership or interest, because such officers or directors are present at the meeting of the Board of Directors or any committee thereof which authorizes, approves or ratifies the contract or transaction, or because his, her or their votes are counted for such purpose, if (unless otherwise prohibited by law) any of the conditions specified in the following paragraphs exist:

     (a) the material facts of the common directorate or interest or contract or transaction are disclosed or known to the Board of Directors or committee thereof and the Board or committee authorizes or ratifies such contract or transaction in good faith by the affirmative vote of a majority of the disinterested directors, even though the number of such disinterested directors may be less than a quorum; or
     (b) the material facts of the common directorate or interest or contract or transaction are disclosed or known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
     (c) the contract or transaction is fair and commercially reasonable to the Corporation at the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders, as the case may be.
Common or interested directors may be counted in determining whether a quorum is present at any meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies any contract or transaction, and may vote thereat to authorize any contract or transaction with like force and effect as if he, she or they were not such officers or directors of such other corporation or were not so interested.
ARTICLE VIII
STOCK CERTIFICATES
Section 1. FORM; SIGNATURES.
     ~~Each stockholder who has fully paid for any~~The shares of stock of the Corporation shall be ~~entitled to receive a certificate representing such shares, and such~~represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Each stock certificate shall be signed by the Chairman of the Board, if any, or the President or a Vice President, if any, and by

the Treasurer or an Assistant Treasurer, if any, or the Secretary or an Assistant Secretary, if any, of the Corporation. Signatures on the certificate may be facsimile, in the manner prescribed by law. Each certificate shall exhibit on its face the number and class (and series, if any) of the shares it represents. Each certificate also shall state upon its face the name of the person to whom it is issued and that the Corporation is organized under the laws of the State of Delaware. Each certificate may (but need not) be sealed with the seal of the Corporation or facsimile thereof. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, transfer agent or registrar before the certificate is issued, the certificate nevertheless may be issued by the Corporation with the same effect as if such person were such officer at the date of issue of the certificate. All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions may have imprinted thereon a notation of such restriction.
Section 2. REGISTRATION OF TRANSFER.
     ~~Upon~~Subject to the restrictions, if any, stated or otherwise noted with respect to any shares of stock, shares of stock may be transferred upon the books of the Corporation by the surrender to the Corporation or to any transfer agent of the Corporation of a certificate for shares ~~duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation, or its transfer agent, shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books~~, if such shares are certificated, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof or guarantee of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or any transfer agent may require, or, if such shares are uncertificated, by notification to the Corporation or to any transfer agent of the transfer of such shares, accompanied by written authorization duly executed with such proof or guarantee of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize any such agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock of the Corporation.
Section 3. REGISTERED STOCKHOLDERS.
     Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions (to the extent otherwise distributable or distributed), to vote (in the case of voting stock) as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person. The Corporation (or its transfer agent) shall not be required to send notices or dividends to a name or address other than the name or address of the stockholders appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), unless any such stockholder shall have notified the Corporation (or the transfer agent or registrar, if any), in writing, of another name or address at least ten (10) days prior to the mailing of such notice or dividend.
Section 4. LOST, STOLEN OR DESTROYED CERTIFICATE.
     The Board of Directors may direct that a new certificate ~~to~~or uncertificated shares in place of any certificate previously issued by the Corporation, be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors, in its discretion, may require as a condition precedent to issuance that the owner of such lost, stolen or destroyed certificate, or his or her legal representative, advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum, or other security in such form, as the Board may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.
ARTICLE IX
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 1. CONTRACTS.
     The Chairman of the Board, if any, the Chief Executive Officer or the President or a Vice President, if any, may enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, except as otherwise provided by law, the Certificate of Incorporation, these ~~By-laws~~Bylaws or a duly adopted resolution of the Board of Directors.
Section 2. LOANS.
     No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name without the endorsement of the Chairman of the Board, if any, the Chief Executive Officer, the President or a Vice President, if any, unless expressly authorized by resolution of the Board of Directors.  ~~The Corporation shall have the power to borrow funds on the personal credit of its officers and directors if authorized by a resolution of the directors and shall be empowered to lend funds to its officers and directors upon an appropriate resolution.~~

Section 3. CHECKS, DRAFTS, ETC.
     All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the Chairman of the Board, if any, the Chief Executive Officer, the President or a Vice President, if any, unless and until specifically changed by a resolution of the Board of Directors.
Section 4. DEPOSITS.
     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Chairman of the Board, if any, the Chief Executive Officer, the President or a Vice President, if any, may select except as otherwise specified by resolution of the Board of Directors.
ARTICLE X
GENERAL PROVISIONS
Section 1. DIVIDENDS.
     Subject to the General Corporation Law of the State of Delaware and to any provisions of the Certificate of Incorporation relating to dividends, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation’s capital stock.
Section 2. RESERVES.
     The Board of Directors, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish or vary such fund or funds.
Section 3. FISCAL YEAR.
     The fiscal year of the Corporation shall be the calendar year.

Section 4. SEAL.
     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware” .
Section 5. AMENDMENT OF THE BYLAWS.
     To the extent not prohibited by law, the Board of Directors shall have the power to make, alter and repeal these Bylaws, and to adopt new bylaws, in all cases by an affirmative vote of a majority of the whole Board, provided that notice of the proposal to make, alter or repeal these Bylaws, or to adopt new bylaws, is included in the notice of the meeting of the Board of Directors at which such action takes place. The stockholders may amend, alter and repeal these Bylaws, or adopt new bylaws, by the affirmative vote or written consent of not less than two-thirds of the voting power of the shares of stock outstanding and entitled to vote thereon, voting together as a single class.
SECRETARY’S CERTIFICATION
     I hereby certify that these Amended and Restated Bylaws were adopted by this Corporation by ~~unanimous written consent of~~ the Board of Directors effective as of the 27th day of February,  2008.

/s/ Jeffrey B. Newman

Name:	Jeffrey B. Newman

Title:	Secretary

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